EXHIBIT 3.2
ELI LILLY AND COMPANY

BYLAWS

As Amended through

May 4, 2022

ELI LILLY AND COMPANY

BYLAWS

INDEX
i

ii

iii

BYLAWS
of
ELI LILLY AND COMPANY
(An Indiana Corporation)
Article I
The Shareholders
SECTION 1.0    Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before the meeting shall be held on such date as determined from time to time by the Board of Directors. Failure to hold an annual meeting of the shareholders at such designated time shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the Corporation.
SECTION 1.1    Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors or the Chair of the Board of Directors.
SECTION 1.2    Time, Place, and Conduct of Meetings.
(a)Each meeting of the shareholders shall be held at such time of day and place, either within or without the State of Indiana, as shall be determined by the Board of Directors. Each adjourned meeting of the shareholders shall be held at such time and place as may be provided in the motion for adjournment. The Board of Directors may, in its sole discretion, determine that such meeting shall, in addition to or instead of a physical meeting, be held by means of remote communication (including virtually).
(b)The Board of Directors may adopt such rules and regulations for the conduct of any meeting of the shareholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board of Directors, the chair of the meeting of shareholders shall have the right and authority to convene and to adjourn the meeting (whether or not a quorum is present), to prescribe such rules, regulations and procedures, to decide questions relating to the conduct of the meeting, and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting of shareholders, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, (v) limitations on the time allotted to questions or comments by participants and (vi) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting. Unless and to the extent determined by the Board of Directors or the chair of the meeting of shareholders, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure or any other rules of procedure or conduct.
SECTION 1.3     Notice of Meetings. The Secretary shall cause a written or printed notice of the place, day and hour and the purpose or purposes of each meeting of the shareholders to be delivered or mailed (which may include by facsimile or other form of electronic communication) at least ten (10) but not more than sixty (60) days prior to the meeting, to each shareholder of record entitled to vote at the meeting, at the shareholder’s address as the same appears on the records maintained by the Corporation. Notice of any such shareholders meeting may be waived by any shareholder by delivering a written waiver to the Secretary before or after such meeting. Attendance at any meeting in person or by proxy when the instrument of proxy sets forth in reasonable detail the purpose or purposes for which the meeting is called, shall constitute a waiver of notice thereof. Notice of any adjourned meeting of the shareholders of the Corporation shall not be required to be given unless otherwise required by statute.
SECTION 1.4    Quorum. At any meeting of the shareholders a majority of the outstanding shares entitled to vote on a matter at such meeting, represented in person or by proxy, shall constitute a quorum for action on that matter. In the absence of a quorum, the chair of the meeting or the holders of a majority of the shares entitled to vote present in person or by proxy, or, if no shareholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as Secretary of such meeting, may adjourn such meeting from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.
SECTION 1.5    Voting. Except as otherwise provided by statute or by the Articles of Incorporation, at each meeting of the shareholders each holder of shares entitled to vote shall have the right to one vote for each share standing in the shareholder’s name on the books of the Corporation on the record date fixed for the meeting under

Section 1.7. Each shareholder entitled to vote shall be entitled to vote in person or by proxy executed in writing (which shall include facsimile) or transmitted by electronic submission by the shareholder or a duly authorized attorney in fact. The vote of shareholders approving any matter to which the provisions of Article 9(c) or 9(d) or Article 13 of the Articles of Incorporation or of a statute are applicable shall require the percentage of affirmative vote therein specified. All other matters, except the election of directors, shall require that the votes cast in favor of the matter exceed the votes cast opposing the matter at a meeting at which a quorum is present. In the event that more than one group of shares is entitled to vote as a separate voting group, the vote of each group shall be considered and decided separately.
SECTION 1.6    Voting Lists. The Secretary shall make or cause to be made, after a record date for a meeting of shareholders has been fixed under Section 1.7 and at least five (5) days before such meeting, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each such shareholder and the number of shares so entitled to vote held by each which list shall be on file at the principal office of the Corporation and subject to inspection by any shareholder entitled to vote at the meeting. Such list shall be produced and kept open at the time and place of the meeting and subject to the inspection of any such shareholder during the holding of such meeting or any adjournment. Except as otherwise required by law, such list shall be the only evidence as to who are the shareholders entitled to vote at any meeting of the shareholders. In the event that more than one group of shares is entitled to vote as a separate voting group at the meeting, there shall be a separate listing of the shareholders of each group.
SECTION 1.7    Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders, not more than seventy (70) days prior to the date on which the particular action requiring this determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall, to the extent permitted by law, apply to any adjournment thereof.
SECTION 1.8    Notice of Shareholder Business.
(a)At an annual meeting of the shareholders, the only items of business that shall be conducted are those which are proper subjects for action by the shareholders under Indiana law and which have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder of record. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before the meeting. For any item of business (other than nomination of a person for election as a director which is subject to Section 1.9 or Section 1.10) to be properly brought before an annual meeting by a shareholder, the shareholder proposing the item of business (a “proposing shareholder”) must (A) have record ownership of the Corporation’s common stock at (x) the time of giving the notice provided for in this Section 1.8, (y) the record date for determining shareholders entitled to notice of or to vote at any meeting and (z) the time of such meeting, (B) be entitled to vote at the meeting, (C) have the legal right and authority to make the proposal for consideration at the meeting, (D) have given a notice which is timely as required by subsection (b) and in proper form as required by subsection (c), and (E) appear at the meeting in person or by a designated representative to present the item of business.
(b)To be timely, a proposing shareholder’s notice must be delivered to and received by the Secretary at the principal executive offices of the Corporation no later than the close of business on the 120th calendar day and no earlier than the close of business on the 180th calendar day in advance of the anniversary of the date the Corporation’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the proposing shareholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public disclosure of the date of the meeting is first made. No adjournment or postponement of an annual meeting or announcement thereof shall commence a new time period, or extend any time period, for the giving of a timely notice as described above.
(c)To be in proper form, a proposing shareholder’s notice to the Secretary shall set forth:

(i)(A) the name and record address of the proposing shareholder(s) as they appear on the Corporation’s books and the name and address of any other Holder and of any Shareholder Associated Person; (B) the class and number of the Corporation’s shares or other securities of the Corporation which are beneficially owned by each Holder and any Shareholder Associated Person (provided, that for purposes of this Section 1.8 and Section 1.9, any such person shall in all events be deemed to beneficially own any shares of the Corporation as to which such person has the right to acquire beneficial ownership of at any time in the future); (C) a brief description of any derivative instrument (as defined in IND. CODE §23-1-20-6.5 as in effect on October 18, 2010) or other agreement, arrangement, or understanding (including any swaps, warrants, short positions, profits, interests, options, hedging transactions, or borrowed or loaned shares) with respect to the Corporation’s shares, beneficially owned, directly or indirectly by any Holder or Shareholder Associated Person, where the purpose or effect of such instrument, agreement, arrangement or understanding is to increase or decrease such person’s ability to share in the profits derived from any increase in the value of the Corporation’s shares, mitigate economic exposure to changes in value of the shares, and/or increase or decrease the voting power of such person, including any “short interest” held by any Holder or Shareholder Associated Person presently or within the last twelve (12) months in a security of the Corporation (for purposes of these Bylaws a person shall be deemed to hold a “short interest” in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which any Holder or any Shareholder Associated Person has a right to vote or has granted a right to vote any shares of any security of the Corporation; (E) any rights to dividends on any security of the Corporation owned beneficially by any Holder or any Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation; (F) any proportionate interest in any security of the Corporation or derivative instrument beneficially owned, directly or indirectly, by a general or limited partnership in which any Holder or Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or is the managing member (or the equivalent) or directly or indirectly, beneficially owns any interest in the manager or managing member (or the equivalent) of a limited liability company or similar entity; (G) any performance-related fees (other than an asset-based fee) that any Holder or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of any security of the Corporation or derivative instruments, if any, as of the date of such notice; (H) any direct or indirect legal, economic or financial interest (including any short interest) in any principal competitor of the Corporation beneficially owned by any Holder or Shareholder Associated Person; (I) any direct or indirect legal, economic or financial interest (including any short interest) of any Holder or Shareholder Associated Person in the outcome of any vote to be taken at (x) any meeting of shareholders of the Corporation or (y) any meeting of shareholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Holder under these Bylaws (the foregoing information described in clauses (B) through (I), the “Ownership Information”); (J) a representation whether the Holders intend to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal (or in the case of Section 1.9, the nomination) and/or otherwise to solicit proxies from shareholders in support of the proposal (or in the case of Section 1.9, the nomination); (K) a certification that each Holder and any Shareholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a shareholder of the Corporation; (L) the names and addresses of other shareholders (including beneficial owners) known by any Holder or Shareholder Associated Person to support such proposal (or in the case of Section 1.9, such nomination), and to the extent known the class and number of all shares or other securities of the Corporation owned beneficially or of record by such other shareholder(s) or other beneficial owner(s); and (M) any other information relating to each such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by each such person with respect to the proposed business (or in the case of Section 1.9, the nomination) to be brought by each such person before the annual meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (the foregoing information described in clauses (J) through (L), the “Additional Information”); and
(ii)as to each item of business being proposed (A) a brief description of the business to be brought before the annual meeting; (B) the reasons for conducting such business at the annual meeting; (C) the text of the proposal or business (including the text of any resolutions proposed for consideration); (D) any material interest of the proposing shareholder(s) in such business; and (E) a brief description of all agreements, arrangements or understandings between or among the Holders and Shareholder Associated Persons, or between or among any Holder or Shareholder Associated Person, on the one hand, and any other person, on the other hand, in connection with such business.
(d)A proposing shareholder shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in the notice shall be true, correct and complete in all material respects (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment thereof. Such updates shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation (A) in the case of the update required under subsection (i), not later than five (5) business days after the record date, and (B) in the case of the update required under subsection (ii), not later than seven (7) business days prior to the meeting or any adjournment thereof.
(e)No business shall be conducted at any annual meeting of shareholders except in accordance with the procedures set forth in this Section 1.8. The chair of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.8, and if the chair should so determine, the chair shall so declare to the meeting any such business not properly brought before the meeting shall not be transacted, notwithstanding that proxies may have been solicited in respect of such business.
(f)The requirements of this Section 1.8 shall apply to any item of business to be brought before an annual meeting of shareholders (other than the election of directors and any proposal properly made pursuant to Rule 14a-8 of the Exchange Act) regardless of whether the business is presented to shareholders directly at the meeting or by means of an independently financed proxy solicitation. The requirements of this Section 1.8 are included to provide the Corporation notice of a shareholder’s intention to bring business before an annual meeting and shall not be construed as imposing upon any shareholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business before an annual meeting.
(g)At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or the Chair of the Board of Directors.
(h)For purposes of this Section 1.8 and Sections 1.9 and 1.10, (i) “public disclosure” means disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act; (ii) the “close of business” on a particular day means 5:00 p.m. local time in Indianapolis, Indiana on such day, and if an applicable deadline falls on the close of business on a day that is not a business day, then the applicable deadline shall be deemed to be the close of business on the immediately preceding business day; (iii) “business day” means each Monday, Tuesday, Wednesday, Thursday, and Friday that is not a day on which banking institutions in Indianapolis, Indiana are authorized or obligated by law or executive order to close; (iv) “delivery” of any notice or materials by a shareholder as required to be “delivered” shall be made by both (A) hand delivery, overnight courier service, or by certified or registered mail, return receipt required, in each case, to the Secretary at the principal executive offices of the Corporation and (B) electronic mail to the Secretary at shareholderproposals@lilly.com or such other email address for the Secretary as may be specified in the Corporation’s proxy statement for the annual meeting of shareholders immediately preceding such delivery of notice or materials; (v) “shareholder of record” means a shareholder in whose name shares are registered in the records of the Corporation, and a person who is a shareholder of record of the Corporation is deemed to have “record ownership” of the Corporation’s common stock; (vi) “Holder” means any proposing shareholder or nominating shareholder, as the case may be, together with any beneficial owner on whose behalf such proposal or nomination is made; (vii) “Shareholder Associated Person” means as to any shareholder (X) any person acting in concert with such shareholder, (Y) any person controlling, controlled by or under common control with such shareholder or any of their respective affiliates and associates, or person acting in concert therewith, and (Z) any member of the immediate family of such shareholder or an affiliate or associate of such person; (viii) the terms “associate”, “affiliate” and “beneficial ownership” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act; and (ix) the term “person” shall have the meaning ascribed thereto in IND. Code §23-1-20-18 as in effect on October 18, 2010.
SECTION 1.9    Notice of Shareholder Nominees.
(a)Only persons who are nominated by or at the direction of the Board of Directors or by shareholders in accordance with the procedures set forth in this Section 1.9 or Section 1.10 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors in accordance with this Section 1.9 may be made only (i) at or prior to a meeting of shareholders by or at the direction of the Board of Directors or by any nominating committee or person appointed by or at the direction of the Board of Directors or (ii) at an annual meeting of shareholders or a special meeting of shareholders (but only if the election of Directors is a matter specified in the notice of special meeting) by any shareholder of record who properly brings such nomination(s) before such meeting. For any nomination to be properly brought before a shareholder meeting by a shareholder, the shareholder proposing the nomination (the “nominating shareholder”) must (A) be entitled to vote for the election of Directors at the meeting, (B) comply with the notice procedures set forth in this Section 1.9 and (C) have record ownership of the Corporation’s common stock at (x) the time of giving the notice provided for in this Section 1.9, (y) on the record date for the determination of shareholders entitled to vote at the meeting and (y) at the time of the meeting. Such nominations shall be made pursuant to a notice which is timely as required by subsection (b) and in proper form as required by subsection (c), and any person proposed to be nominated (a “proposed nominee”) must be eligible for election as required by subsection (e).
(b)To be timely, a nominating shareholder’s notice, if it relates to an annual meeting of shareholders, must be delivered to and received by the Secretary at the principal executive offices of the Corporation no later than the close of business on the 120th calendar day and no earlier than the close of business on the 180th calendar day in advance of the anniversary of the date the Corporation’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the nominating shareholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public disclosure of the date of the meeting is first made. No adjournment or postponement of an annual meeting or announcement thereof shall commence a new time period, or extend any time period, for the giving of a timely notice as described above. If the notice relates to a special meeting of shareholders, it must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the (90th) calendar day in advance of the date of the special meeting, or, if later, the close of business on the tenth (10th) calendar day after public disclosure of the date of the special meeting is made. For the avoidance of doubt, a shareholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws.
(c)To be in proper form for purposes of this Section 1.9, a nominating shareholder’s notice shall set forth: (i) the name and record address of the Holders as they appear on the Corporation’s books and the name and address of any Shareholder Associated Person; (ii) the Ownership Information of the Holders and any Shareholder Associated Person; (iii) the Additional Information; and (iv) as to such proposed nominee, (A) the Ownership Information for such proposed nominee and any member of the immediate family of such proposed nominee, or any affiliate or associate of such proposed nominee, or any person acting in concert therewith, (B) the proposed nominee’s name, age, business address and residence address, (C) the proposed nominee’s principal occupation or employment (as of the date of such notice and for the previous five (5) years), (D) a complete and accurate description of all direct and indirect compensation and other agreements, arrangements and understandings (whether written or oral) during the past three (3) years, and any other relationships, between or among any Holder and/or any Shareholder Associated Person, on the one hand, and such proposed nominee, and such nominee’s respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all biographical and related party information that would be required to be disclosed pursuant to federal and state securities laws, including, Rule 404 promulgated under Regulation S-K, if the Holder or any Shareholder Associated Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, (E) any other information relating to the proposed nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act (including without limitation the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (G) with respect to such proposed nominee, a completed and signed questionnaire, representation and agreement and any and all information, in each case as required by Section 1.9(e).
(d)A nominating shareholder shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in the notice shall be true, correct and complete in all material respects (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment thereof. Such updates shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation (A) in the case of the update required under subsection (i), not later than five (5) business days after the record date, and (B) in the case of the update required under subsection (ii), not later than seven (7) business days prior to the meeting or any adjournment thereof.
(e)To be eligible as a director of the Corporation, a proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under paragraph (b) of this Section 1.9) to the Secretary a written questionnaire with respect to the background and qualification of the proposed nominee (which questionnaire shall be provided by the Secretary within five (5) business days of a written request of any shareholder of record identified by name) and a written representation and agreement (in the form provided by the Secretary within five (5) business days of a written request of any shareholder of record identified by name) that the proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “voting commitment”) that has not been disclosed to the Corporation or (B) any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such proposed nominee’s candidacy for the Board of Directors or service or action as a director that has not been disclosed therein, (iii) will comply with applicable law and listing standards, all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, including with respect to hedging, and any other policies and guidelines applicable to directors, and (iv) will serve as a director of the Corporation for a full term if elected.
(f)The Corporation may also require, as a condition to any nomination being properly brought before an annual meeting or special meeting, any Holder or proposed nominee to deliver to the Secretary, within five (5) business days of any such request, such other information as may reasonably be requested by the Corporation, including, without limitation, such other information (i) as may be reasonably required by the Board of Directors, in its sole discretion, to (A) evaluate such nomination, (B) determine (I) the eligibility of such proposed nominee to serve as a director and (II) whether such proposed nominee satisfies the Applicable Independence Standards (as defined in Section 1.10(h)) or qualifies as an “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (ii) that the Board of Directors determines, in its sole discretion, could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.
(g)No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.9 or Section 1.10. The chair of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not so declared in accordance with the procedures prescribed by these Bylaws, and if the chair should so determine, the chair shall so declare to the meeting and the defective nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 1.9, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the nomination of any director that is subject to this Section 1.9.
SECTION 1.10    Proxy Access for Director Nominations.
(a)Whenever following the 2020 annual meeting of shareholders the Board of Directors solicits proxies with respect to an annual meeting of shareholders, subject to the provisions of this Section 1.10, the Corporation shall include in its proxy statement the name, together with the Required Information (as defined in Section 1.10(b)), of any Shareholder Nominee (as defined in Section 1.10(b)) identified in a notice (the “Notice of Proxy Access Nomination”) that (i) is submitted within the time period and in the manner specified in Section 1.10(b) for notices of nominations under this Section 1.10 (ii) is delivered by a shareholder (or group of shareholders) that at the time the request is delivered satisfies, or is acting on behalf of persons that satisfy, the ownership and other requirements of this Section 1.10 (such shareholder or group of shareholders, and any person on whose behalf they are acting, the “Eligible Shareholder”), and (iii) expressly proposes a Shareholder Nominee for election to the Board of Directors and elects at the time of providing the Notice of Proxy Access Nomination to have the Shareholder Nominee included in the Corporation’s proxy materials pursuant to this Section 1.10.
(b)For purposes of this Section 1.10, a “Shareholder Nominee” shall mean a person properly and timely nominated to serve as a director by an Eligible Shareholder in accordance with this Section 1.10. The “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that, as determined by the Corporation, would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) if the Eligible Shareholder so elects, a Statement (as defined in Section 1.10(g)). To be timely, an Eligible Shareholder’s Notice of Proxy Access Nomination must be delivered to or mailed and received by the Secretary, at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days nor more than one hundred fifty (150) calendar days in advance of the date the Corporation’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders (the last day on which such a nomination may be so delivered, the “Final Proxy Access Nomination Date”); provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, to be timely the Eligible Shareholder must deliver the Notice of Proxy Access Nomination (A) not earlier than one hundred fifty (150) calendar days in advance of such annual meeting and not later than the close of business on the date one hundred twenty (120) calendar days in advance of such annual meeting or (B) if later, within ten (10) calendar days following the date on which public disclosure of the date of meeting is first made. No adjournment or postponement of an annual meeting or announcement thereof shall commence a new time period, or extend any time period, for the timely delivery of a Notice of Proxy Access Nomination by an Eligible Shareholder under this Section 1.10.
(c)The maximum number of Shareholder Nominees (the “Permitted Number”) that may be included in the Corporation’s proxy materials pursuant to this Section 1.10 shall not exceed the greater of two or twenty (20) percent of the number of directors serving on the Board of Directors as of the Final Proxy Access Nomination Date (or if such amount is not a whole number, rounded down to the nearest whole number), provided that in no circumstance shall the Permitted Number exceed the number of directors to be elected at the applicable annual meeting as noticed by the Corporation. The following persons shall be considered Shareholder Nominees for purposes of determining when the Permitted Number of Shareholder Nominees provided for in this Section 1.10 has been reached: (i) any Shareholder Nominee that was submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 1.10 whom the Board of Directors decides to nominate as a director (a “Board Nominee”), (ii) any Shareholder Nominee whose nomination is subsequently withdrawn and (iii) any director who had been a Shareholder Nominee at any of the preceding three annual meetings and whose reelection at the upcoming annual meeting of shareholders is being recommended by the Board of Directors. In the event that (i) one or more vacancies for any reason occurs on the Board of Directors at any time after Final Proxy Access Nomination Date and before the annual meeting date and (ii) the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 1.10 shall rank such Shareholder Nominees based on the order in which the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 1.10 exceeds the Permitted Number. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 1.10 exceeds the Permitted Number, the highest ranking Shareholder Nominee who meets the requirements of this Section 1.10 from each Eligible Shareholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached. Shareholder Nominees shall be ranked for this purpose in order of the amount (largest to smallest) of shares of voting capital stock of the Corporation each Eligible Shareholder disclosed as owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 1.10 from each Eligible Shareholder has been selected, then the next highest ranking Shareholder Nominee who meets the requirements of this Section 1.10 from each Eligible Shareholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.
(d)To be an Eligible Shareholder, the shareholder (or group of shareholders) must (i) have owned (as defined in Section 1.10(e)) continuously for at least three years a number of shares consisting of three percent or more of the Corporation’s outstanding capital stock that are entitled to vote for the election of all directors measured as of the date the Notice of Proxy Access Nomination is received by the Corporation in accordance with this Section 1.10 (the “Required Shares”), (ii) continue to own the Required Shares as of the record date for the annual meeting of shareholders and (iii) continue to own the Required Shares through the date of the annual meeting of shareholders for which the Shareholder Nominee is being proposed. For purposes of satisfying the foregoing ownership requirement under this Section 1.10, the shares of capital stock owned by one or more shareholders, or by the person or persons that own shares of the Corporation’s capital stock and on whose behalf any shareholder is acting, may be aggregated, provided that the number of shareholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty (20). If two or more funds are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (an “Investment Company Group”), they shall be treated as one owner for the purpose of determining the aggregate number of shareholders in this paragraph. With respect to any one annual meeting of shareholders, no person may be a member of more than one group of persons constituting an Eligible Shareholder under this Section 1.10.
(e)For purposes of this Section 1.10, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of the Corporation’s capital stock as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such Eligible Shareholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such Eligible Shareholder or any of its affiliates for any purposes or purchased by such Eligible Shareholder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or affiliates’ full right to vote or direct the voting of any such shares, or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate. An Eligible Shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on no more than three business days’ notice, the person recalls such loaned shares within three business days of being notified that any of its Shareholder Nominees will be included in the proxy materials; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person.
(f)The Eligible Shareholder (including each member of a group of persons that is an Eligible Shareholder) must provide with its timely Notice of Proxy Access Nomination the following information in writing to the Secretary (in addition to the information required to be provided by 1.10(b)): (i) all information that would be required to be provided by a nominating shareholder under Section 1.9(c) (ii) documentation satisfactory to the Corporation, including one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period), verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is received by the Corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, as well as the Eligible Shareholder’s agreement to provide, (A) within five business days after the record date for the annual meeting of shareholders, written statements from the record holder and any intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date, and (B) immediate notice if the Eligible Shareholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of shareholders, (iii) documentation satisfactory to the Corporation demonstrating that a group of funds treated as one shareholder for purposes of this Section 1.10 are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) an Investment Company Group, (iv) the written consent of each Shareholder Nominee to be named in the proxy statement as a nominee to serve as a director, if elected, (v) a copy of the Schedule 14N that has been, or is concurrently being, filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, (vi) in the case of a nomination by an Eligible Shareholder comprised of a group of shareholders, the designation by all group members of one such member that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to the nomination and all matters related thereto, including withdrawal of the nomination, (vii) representations that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder hereunder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of shareholders any person other than a Shareholder Nominee being nominated pursuant to this Section 1.10 (including, with respect to each member of a group of shareholders that together is an Eligible Shareholder, that such member is not a member of more than one group of persons seeking to make a nomination to such annual meeting under this Section 1.10), (C) has not engaged and will not engage in, and has not and will not be a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of shareholders other than its Shareholder Nominee or a Board Nominee, (D) will not distribute to any shareholder any form of proxy for the annual meeting of shareholders other than the form distributed by the Corporation, (E) intends to continue to own the Required Shares through the date of the annual meeting of shareholders and for at least one year following such annual meeting, (F) has provided and will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, (G) is not and will not become party to any voting commitment that has not been disclosed to the Corporation or that could limit or interfere with a Shareholder Nominee’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and (H) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (viii) an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the Corporation’s shareholders or out of the information that the Eligible Shareholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this

Section 1.10 or any solicitation or other activity in connection therewith, (C) file with the Securities and Exchange Commission all soliciting and other materials as required under Section 1.10(j), and (D) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the annual meeting of shareholders.
(g)The Eligible Shareholder may provide to the Secretary, no later than the Final Proxy Access Nomination Date, one written statement for inclusion in the Corporation’s proxy statement for the annual meeting of shareholders, not to exceed five hundred (500) words, in support of a Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 1.10, the Corporation may omit from its proxy materials any information or statement (or portion thereof) that it believes would violate any applicable law, rule, regulation or listing standard, or any information or statement (or portion thereof) that it believes is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances, not misleading).
(h)Within the time period specified in this Section 1.10 to provide a Notice of Proxy Access Nomination, a Shareholder Nominee must deliver to the Secretary at the principal executive offices of the Corporation a written representation and agreement that such person (i) is not and will not become a party to any voting commitment that has not been disclosed to the Corporation or any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s candidacy for the Board of Directors or such person’s service or action as a director that has not been disclosed to the Corporation, and (iii) will comply with applicable law and listing standards, all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, including with respect to hedging, and any other policies and guidelines applicable to directors. At the request of the Corporation, the Shareholder Nominee must submit all completed and signed questionnaires required of the Corporation’s directors. The Corporation may also require any Shareholder Nominee to furnish such other information as may reasonably be required by the Corporation as necessary to permit the Board of Directors to determine whether each Shareholder Nominee (A) is independent under applicable law, applicable listing standards, any applicable rules or regulations of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, including with respect to heightened independence requirements for any board committee (collectively, the “Applicable Independence Standards”), (B) has any direct or indirect relationship with the Corporation other than any relationship deemed pursuant to the Applicable Independence Standards or Item 404 of Regulation S-K to be categorically immaterial and (C) is or has been subject to any event specified in Item 401(f) of Regulation S-K or any order of the type specified in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Securities Act”). The Corporation may also require any Shareholder Nominee to furnish such other information that the Corporation reasonably believes could be material to a reasonable shareholder’s understanding of (i) the independence, or lack thereof, of such Shareholder Nominee and (ii) the qualifications or eligibility of such Shareholder Nominee to serve as a director of the Corporation. In the event that any information or communications provided by the Eligible Shareholder or Shareholder Nominee to the Corporation or its shareholders ceases to be true and correct in any respect, or omits a fact necessary to make the statements made, in light of the circumstances under which they are made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of any such inaccuracy or omission and of the information that is required to make such information true and correct.
(i)The Corporation shall not be required to include, pursuant to this Section 1.10, a Shareholder Nominee in its proxy materials (or, if the proxy statement has already been filed, to allow the nomination of a Shareholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation) (i) for any annual meeting of shareholders for which the Secretary receives a notice that the Eligible Shareholder or any other shareholder has nominated a person for election to the Board of Directors pursuant to the requirements of Section 1.9 and does not expressly elect at the time of providing such notice to have its nominee included in the Corporation’s proxy materials pursuant to this Section 1.10, (ii) if the Eligible Shareholder that has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) of the Exchange Act in support of the election of any individual as a director at the annual meeting of shareholders other than its Shareholder Nominee or a Board Nominee, (iii) if the Shareholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person other than the Corporation, or is receiving or will receive any such compensation or other payment from any person other than the Corporation, in each case in connection with service as a director of the Corporation that has not been disclosed to the Corporation, (iv) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors, (v) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Amended Articles of Incorporation, applicable stock exchange rules and regulations, or any applicable state or federal law, rule or regulation, (vi) who is or has been, within the past three years, a director or officer of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vii) whose then-current or within the preceding 10 years’ business or personal interests place such Shareholder Nominee in a conflict of interest with the Corporation or any of its subsidiaries that could materially limit the Shareholder Nominee’s ability to act as a director of the Corporation with due care and undivided loyalty, as determined by the Board of Directors; (viii) who is a named subject of a pending criminal proceeding (excluding minor traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (ix) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act, (x) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors, (xi) the Eligible Shareholder (or a qualified representative thereof) does not appear at the annual meeting of shareholders to present any nomination pursuant to this Section 1.10, or (xii) if the Eligible Shareholder or applicable Shareholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Shareholder or Shareholder Nominee or fails to comply with its obligations pursuant to Section 1.9 or this Section 1.10. The Corporation shall not be required to include in its proxy materials for an annual meeting any successor or replacement nominee proposed by an Eligible Shareholder to the extent that the Shareholder Nominee of any such shareholder fails to comply with the terms and conditions of this Section 1.10.
(j)The Eligible Shareholder (including any person that owns shares that constitute part of the Eligible Shareholder’s ownership for purposes of satisfying Section 1.10(d)) shall file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s shareholders relating to the annual meeting of shareholders at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under the proxy rules of the Securities and Exchange Commission or whether any exemption from filing is available for such solicitation or other communication under the proxy rules of the Securities and Exchange Commission.
(k)Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but (i) withdraws from or becomes ineligible or unavailable for election at such annual meeting or (ii) does not receive at least 25% of the votes cast in favor of such Shareholder Nominee’s election shall, in each case, be ineligible to be a Shareholder Nominee pursuant to this Section 1.10 for the next three annual meetings of shareholders following the annual meeting for which the Shareholder Nominee has been nominated for election.
(l)Notwithstanding the foregoing, an Eligible Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10. Nothing in this Section 1.10 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Amended Articles of Incorporation.
(m)The Board of Directors (and any other person, committee or other body authorized by the Board of Directors) shall have the power and authority to interpret this Section 1.10 and to make any and all determinations necessary or advisable to apply this Section 1.10 to any persons, facts or circumstances, including the power to determine (i) whether a person or group of persons qualifies as an Eligible Shareholder, (ii) whether outstanding shares of the Corporation’s capital stock are “owned” for purposes of meeting the ownership requirements of this Section 1.10, (iii) whether a Notice of Proxy Access Nomination complies with the requirements of this Section 1.10, (iv) whether a person satisfies the qualifications and requirements to be a Shareholder Nominee, (v) whether inclusion of the Required Information in the Corporation’s proxy statement is consistent with all applicable laws, rules, regulations and listing standards and (vi) whether any and all requirements of Sections 1.9 and 1.10 have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person, committee or other body authorized by the Board of Directors) shall be conclusive and binding on all persons.
Article II
Board of Directors
SECTION 2.0    General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors.
SECTION 2.1    Number and Qualifications. The number of directors which shall constitute the whole Board of Directors shall be sixteen (16), which number may be either increased or diminished by resolution adopted by not less than a majority of the directors then in office; provided that the number may not be diminished below nine (9) and no reduction in number shall have the effect of shortening the term of any incumbent director. In the event that the holders of shares of preferred stock become entitled to elect two directors, the number of directors and the minimum number of directors shall be increased by two. Neither ownership of stock of the Corporation nor residence in the State of Indiana shall be required as a qualification for a director.
SECTION 2.2    Classes of Directors and Terms. The directors shall be divided into three classes as nearly equal in number as possible. Except as provided in Article 9 of the Articles of Incorporation fixing one, two, and three year terms for the initial classified board, each class of directors shall be elected for a term of three (3) years. In the event of vacancy, either by death, resignation, or removal of a director, or by reason of an increase in the number of directors, each replacement or new director shall serve for the balance of the term of the class of the director such replacement or new director succeeds or, in the event of an increase in the number of directors, of the class to which such replacement or new director is assigned. All directors elected for a term shall continue in office until the election and qualification of their respective successors, their death, their resignation in accordance with Section 2.6, their removal in accordance with Section 2.7, or if there has been a reduction in the number of directors and no successor is to be elected, until the end of the term. The classes and terms of the directors shall not be governed by IND. CODE §23-1-33-6(c).
SECTION 2.3    Election of Directors. Subject to the rights of the holders of preferred stock to elect any directors voting separately as a class or series, at each annual meeting of shareholders, the directors to be elected at the meeting shall be chosen by the majority of the votes cast by the holders of shares entitled to vote in the election at the meeting, provided a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected, then directors shall be elected by the vote of a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. For purposes of this Section 2.3, a “majority of votes cast” shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. If a nominee fails to receive the required vote and is an incumbent director, the director shall promptly tender a resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Directors and Corporate Governance Committee will make a recommendation to the Board of Directors whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Directors and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission, or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The Directors and Corporate Governance Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. The director who tenders a resignation will not participate in the recommendation of the Directors and Corporate Governance Committee or the decision of the Board of Directors with respect to such director’s resignation. If an incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting of shareholders and until such director’s successor is duly elected, or such director’s earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors, or if a nominee fails to receive the required vote and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Article 9 of the Amended Articles of Incorporation or may decrease the size of the Board of Directors pursuant to the provisions of Article 9 of the Amended Articles of Incorporation and Section 2.2.
The election of directors by the shareholders shall be by written ballot if directed by the chair of the meeting or if the number of nominees exceeds the number of directors to be elected.
Any vacancy on the Board of Directors shall be filled by the affirmative vote of a majority of the remaining directors.
If the holders of preferred stock are entitled to elect any directors voting separately as a class or series, those directors shall be elected by a plurality of the votes cast by the holders of shares of preferred stock entitled to vote in the election at the meeting, provided a quorum of the holders of shares of preferred stock is present.
SECTION 2.4    Meetings of Directors.
(a)Annual Meeting. Unless otherwise provided by resolution of the Board of Directors, the annual meeting of the Board of Directors shall be held at the place of and immediately following the annual meeting of shareholders, for the purpose of organization, the election of officers and the transaction of such other business as properly may come before the meeting. No notice of the meeting need be given, except in the case an amendment to the Bylaws is to be considered.
(b)Regular Meetings. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places (within or outside the State of Indiana) at which those meetings shall be held. Notice of regular meetings need not be given except when an amendment to the Bylaws is to be considered.

Whenever the time or place of regular meetings shall be fixed or changed, notice of this action shall be mailed promptly to each director not present when the action was taken, addressed to the director at such director’s residence or usual place of business.
(c)Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board and shall be called by the Secretary at the request of any three (3) directors. Except as otherwise required by statute, notice of each special meeting shall be mailed to each director at such director’s residence or usual place of business at least three (3) days before the day on which the meeting is to be held, or shall be sent to the director at such place by facsimile transmission or other form of electronic communication or personally delivered, not later than the day before the day on which the meeting is to be held. The notice shall state the time and place (which may be within or outside the State of Indiana) of the meeting but, unless otherwise required by statute, the Articles of Incorporation or the Bylaws, need not state the purposes thereof.
Notice of any meeting need not be given to any director, however, who shall attend the meeting, or who shall waive notice thereof, before, at the time of, or after the meeting, in a writing signed by the director and delivered to the Corporation. No notice need be given of any meeting at which every member of the Board of Directors shall be present.
SECTION 2.5    Quorum and Manner of Acting. A majority of the actual number of directors established pursuant to Section 2.1, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies on the Board of Directors under Section 2.3 or voting on a conflict of interest transaction under Section 2.12. The act of a majority of the directors present at a meeting at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by statute, by the Articles of Incorporation, or by the Bylaws. Under the provisions of Article 13 of the Articles of Incorporation, certain actions by the Board of Directors therein specified require not only approval by the Board of Directors, but also approval by a majority of the Continuing Directors, as therein defined. Any or all directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by which all persons participating in the meeting may simultaneously hear each other, and participation in this manner shall constitute presence in person at the meeting. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. No notice of any adjourned meeting need be given.
SECTION 2.6    Resignations. Any director may resign at any time by giving written notice of resignation to the Board of Directors, the Chair of the Board, the Chief Executive Officer, or the Secretary. Unless otherwise specified in the written notice, the resignation shall take effect upon receipt thereof and unless otherwise specified in it, the acceptance of the resignation shall not be necessary to make it effective. In addition, a director who fails to receive a majority of the votes cast at an annual meeting of shareholders at which the number of nominees does not exceed the number of directors to be elected shall tender such director’s resignation subject to acceptance in accordance with Section 2.3.
SECTION 2.7    Removal of Directors. Any director, other than a director elected by holders of preferred stock voting as a class, may be removed from office at any time but only for cause and only upon the affirmative vote of at least eighty (80) percent of the votes entitled to be cast by holders of all of the outstanding shares of Voting Stock (as defined in Article 13 of the Articles of Incorporation), voting together as a single class.
SECTION 2.8    Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if taken by all members of the Board of Directors or such committee, as the case may be, evidenced by a written consent signed by all such members and effective on the date, either prior or subsequent to the date of the consent, specified in the written consent, or if no effective date is specified in the written consent, the date on which the consent is filed with the minutes of proceedings of the Board of Directors or committee.
SECTION 2.9    Attendance and Failure to Object. A director, who is present at a meeting of the Board of Directors, at which action on any corporate matter is taken, shall be presumed to have assented to the action taken, unless (i) the director’s dissent shall be entered in the minutes of the meeting, (ii) the director shall file a written dissent to such action with the Secretary of the meeting before adjournment thereof, or (iii) the director shall forward such dissent by registered mail to the Secretary immediately after adjournment of the meeting. The right of dissent provided for by the preceding sentence shall not be available, in respect of any matter acted upon at any meeting, to a director who voted in favor of such action.
SECTION 2.10    Special Standing Committees. The Board of Directors, by resolution adopted by a majority of the actual number of directors elected and qualified, may designate from among its members one or more committees. Such committees shall have those powers of the Board of Directors which may by law be delegated to such committees and are specified by resolution of the Board of Directors or by committee charters approved by the Board of Directors.
SECTION 2.11    Appointment of Auditors. The Board of Directors or the Audit Committee of the Board of Directors, prior to each annual meeting of shareholders, shall appoint a firm of independent public accountants as auditors of the Corporation. Such appointment shall be submitted to the shareholders for ratification at the annual meeting next following such appointment. Should the shareholders fail to ratify the appointment of any firm as auditors of the Corporation, or should the Board of Directors or Audit Committee for any reason determine that any such appointment be terminated, the Board of Directors or Audit Committee shall appoint another firm of independent public accountants to act as auditors of the Corporation and such appointment shall be submitted to the shareholders for ratification at the annual or special shareholders meeting next following such appointment.
SECTION 2.12    Transactions with Corporation. No transactions with the Corporation in which one or more of its directors has a direct or indirect interest shall be either void or voidable solely because of such interest if any one of the following is true:
(a)the material facts of the transaction and the director’s interest are disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the transaction by the affirmative vote or consent of a majority of the directors (or committee members) who have no direct or indirect interest in the transaction and, in any event, of at least two directors (or committee members);
(b)the material facts of the transaction and the director’s interest are disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such transaction by vote; or
(c)the transaction is fair to the Corporation.
If a majority of the directors or committee members who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for purposes of taking action under subsection (a) of this section. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any actions taken under subsection (a) of this section.
SECTION 2.13    Compensation of Directors. The Board of Directors is empowered and authorized to fix and determine the compensation of directors and additional compensation for such additional services any of such directors may perform for the Corporation.
Article III
Officers
SECTION 3.0    Officers, General Authority and Duties. The officers of the Corporation shall be a Chair of the Board, Chief Executive Officer, a President, two (2) or more Vice Presidents, a Secretary, a Chief Financial Officer, a Treasurer, a Chief Accounting Officer, and such other officers as may be elected or appointed in accordance with the provisions of Section 3.2. One or more of the Vice Presidents may be designated by the Board to serve as Executive Vice Presidents, Senior Vice Presidents, or Group Vice Presidents. Any two (2) or more offices may be held by the same person. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in the Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with the Bylaws.
SECTION 3.1    Election, Term of Office, Qualifications. Each officer (except such officers as may be appointed in accordance with the provisions of Section 3.2) shall be elected by the Board of Directors at each annual meeting. Each such officer (whether elected at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until the officer’s successor is chosen and qualified, or until death, or until the officer shall resign in the manner provided in Section 3.3 or be removed in the manner provided in Section 3.4. The Chair of the Board and the Chief Executive Officer shall be members of the Board of Directors. Any other officer may but need not be a director of the Corporation. Election or appointment of an officer or agent shall not of itself create contract rights.
SECTION 3.2    Other Officers, Election or Appointment. The Board of Directors from time to time may elect such other officers or agents (including one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller, and one or more Assistant Controllers) as it may deem necessary or advisable. The Board of Directors may delegate to any officer the power to appoint any such officers or agents and to prescribe their respective terms of office, powers and duties.

SECTION 3.3    Resignation. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chair of the Board, the Chief Executive Officer or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof and unless otherwise specified in it, the acceptance of the resignation shall not be necessary to make it effective.
SECTION 3.4    Removal. The officers specifically designated in Section 3.0 may be removed, either for or without cause, at any meeting of the Board of Directors called for the purpose, by the vote of a majority of the actual number of directors elected and qualified. The officers and agents elected or appointed in accordance with the provisions of Section 3.2 may be removed, either for or without cause, at any meeting of the Board of Directors at which a quorum be present, by the vote of a majority of the directors present at such meeting, by any superior officer upon whom such power of removal shall have been conferred by the Board of Directors, or by any officer to whom the power to appoint such officer has been delegated by the Board of Directors pursuant to Section 3.2. Any removal shall be without prejudice to the contract rights, if any, of the person so removed.
SECTION 3.5    Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause, may be filled by the Board of Directors or by an officer authorized under Section 3.2 to appoint to such office.
SECTION 3.6    Chair of the Board of Directors. The Chair of the Board shall preside at all meetings of the shareholders and of the Board of Directors if present and shall have such powers and perform such duties as are assigned to him or her by the Bylaws and by the Board of Directors. At any time in which the Chair of the Board is unable to discharge the powers and duties of the office, then until such time as the Board shall appoint a new Chair or determines that the Chair is able to resume office, temporary authority to perform such duties and exercise such powers shall be granted to the Chief Executive Officer, or if the Chief Executive Officer is unable to perform such duties and exercise such powers, to the Board’s presiding or lead director (if one shall have been previously selected).
SECTION 3.7    Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision over the management and direction of the business of the Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have such other powers and perform such other duties as are assigned to him or her by the Bylaws or the Board of Directors.
SECTION 3.8    President. The President shall have such powers and perform such duties as are assigned to him or her by the Chief Executive Officer, the Bylaws or the Board of Directors.
SECTION 3.9    Executive Vice Presidents. Each Executive Vice President shall have such powers and perform such duties as may be assigned to him or her by the Chief Executive Officer, the President, or the Board of Directors.
SECTION 3.10    Senior Vice Presidents and Group Vice Presidents. Each Senior Vice President and each Group Vice President shall perform such duties and have such powers as may be assigned to him or her by the Chief Executive Officer, the President, or the Board of Directors.
SECTION 3.11    Vice Presidents. Each Vice President shall perform such duties and have such powers as may be assigned to him or her by the Chief Executive Officer, the President or the Board of Directors.
SECTION 3.12    Secretary. The Secretary shall:
(a)record all the proceedings of the meetings of the shareholders and Board of Directors in books to be kept for such purposes;
(b)cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by statute;
(c)be custodian of the Seal of the Corporation, and cause such Seal to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof (subject, however, to the provisions of Section 5.0) and to all instruments the execution of which on behalf of the Corporation under its Seal shall have been duly authorized in accordance with these Bylaws;

(d)subject to the provisions of Section 5.0, sign certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors; and
(e)in general, perform all duties incident to the office of Secretary and such other duties as are given to the Secretary by these Bylaws or as may be assigned to him or her by the Chair of the Board, the Chief Executive Officer, the President or the Board of Directors.
SECTION 3.13    Assistant Secretaries. Each Assistant Secretary shall assist the Secretary in the Secretary’s duties, and shall perform such other duties as the Board of Directors may from time to time prescribe or the Chief Executive Officer, the President or the Secretary may from time to time delegate. At the request of the Secretary, any Assistant Secretary may temporarily act in the Secretary’s place in the performing of part or all of the duties of the Secretary. In the case of the death of the Secretary, or in the case of the Secretary’s absence or inability to act without having designated an Assistant Secretary to act temporarily in the Secretary’s place, the Assistant Secretary who is to perform the duties of the Secretary shall be designated by the Chief Executive Officer or the Board of Directors.
SECTION 3.14    Chief Financial Officer. The Chief Financial Officer shall:
(a)have supervision over and be responsible for the funds, securities, receipts, and disbursements of the Corporation;
(b)cause to be kept at the principal business office of the Corporation and preserved for review as required by law or regulation records of financial transactions and correct books of account using appropriate accounting principles;
(c)be responsible for the establishment of adequate internal control over the transactions and books of account of the Corporation;
(d)be responsible for rendering to the proper officers and the Board of Directors upon request, and to the shareholders and other parties as required by law or regulation, financial statements of the Corporation; and
(e)in general, perform all duties incident to the office and such other duties as are given by the Bylaws or as may be assigned by the Chief Executive Officer, the President or the Board of Directors.
SECTION 3.15    Treasurer. The Treasurer shall:
(a)have charge of the funds, securities, receipts and disbursements of the Corporation;
(b)cause the moneys and other valuable effects of the Corporation to be deposited or invested in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories or investments as shall be selected in accordance with resolutions adopted by the Board of Directors;
(c)cause the funds of the Corporation to be disbursed from the authorized depositories of the Corporation, and cause to be taken and preserved proper records of all moneys disbursed; and
(d)in general, perform all duties incident to the office of Treasurer and such other duties as are given to the Treasurer by the Bylaws or as may be assigned to him or her by the Chief Executive Officer, the President, the Chief Financial Officer, or the Board of Directors.
SECTION 3.16    Assistant Treasurers. Each Assistant Treasurer shall assist the Treasurer in the Treasurer’s duties, and shall perform such other duties as the Board of Directors may from time to time prescribe or the President or the Chief Financial Officer may from time to time delegate. At the request of the Treasurer, any Assistant Treasurer may temporarily act in the Treasurer’s place in performing part or all of the duties of the Treasurer. In the case of the death of the Treasurer, or in the case of the Treasurer’s absence or inability to act without having designated an Assistant Treasurer to act in the Treasurer’s place, the Assistant Treasurer who is to perform the duties of the Treasurer shall be designated by the Chief Executive Officer, the President, the Chief Financial Officer, or the Board of Directors.
SECTION 3.17    Chief Accounting Officer. The Chief Accounting Officer shall:

(a)keep full and accurate accounts of all assets, liabilities, commitments, revenues, costs and expenses, and other financial transactions of the Corporation in books belonging to the Corporation, and conform them to sound accounting principles with adequate internal control;
(b)cause regular audits of these books and records to be made;
(c)see that all expenditures are made in accordance with procedures duly established, from time to time, by the Corporation;
(d)render financial statements upon the request of the Board of Directors, and a full financial report prior to the annual meeting of shareholders, as well as such other financial statements as are required by law or regulation; and
(e)in general, perform all the duties ordinarily connected with the office of Chief Accounting Officer and such other duties as may be assigned to him or her by the Chief Executive Officer, the President, the Chief Financial Officer, or the Board of Directors.
SECTION 3.18    General Counsel. The Board of Directors may appoint a general counsel who shall have general control of all matters of legal import concerning the Corporation.
SECTION 3.19    Other Officers or Agents. Any other officers or agents elected or appointed pursuant to Section 3.2 shall have such duties and responsibilities as may be fixed from time to time by the Bylaws or as may be assigned to them by the Chief Executive Officer, the President or the Board of Directors.
SECTION 3.20    Chair Emeritus. In recognition of distinguished service to the Corporation, the Board of Directors may designate a person who has served as Chair of the Board and who is no longer an employee, officer, or director as Chair Emeritus. The Chair Emeritus may serve to represent the Corporation at the request of the Chair of the Board.
SECTION 3.21    Compensation. The compensation of executive officers of the Corporation shall be fixed from time to time by the Compensation Committee (or successor committee) established pursuant to Section 2.10. Unless the Board of Directors by resolution shall direct otherwise, the compensation of employees who are not executive officers of the Corporation shall be fixed by the management of the Company. No employee shall be prevented from receiving compensation by reason of being a director of the Corporation.
SECTION 3.22    Surety Bonds. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of such officer’s duties to the Corporation, including responsibility for negligence and for the accounting of all property, funds or securities of the Corporation which the officer or agent may handle.
Article IV
Execution of Instruments and Deposit of Corporate Funds
SECTION 4.0    Execution of Instruments Generally. All deeds, contracts, and other instruments requiring execution by the Corporation may be signed by the Chair of the Board, the Chief Executive Officer, the President or any Vice President. Authority to sign any deed, contract, or other instrument requiring execution by the Corporation may be conferred by the Board of Directors upon any person or persons whether or not such person or persons be officers of the Corporation. Such person or persons may delegate, from time to time, by instrument in writing, all or any part of such authority to any other person or persons if authorized so to do by the Board of Directors.
SECTION 4.1    Notes, Checks, Other Instruments. All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the Corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.
SECTION 4.2    Proxies. Proxies, powers of attorney, or consents to vote with respect to shares or units of other corporations or other entities owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chair of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or by any other person or persons thereunto authorized by the Board of Directors. Persons with authority to execute proxies, powers of attorney, or consents under this Section 4.2 may delegate that authority unless prohibited by the Board of Directors.
Article V
Shares
SECTION 5.0    Certificates for Shares. Shares in the corporation may be issued in book-entry form or evidenced by certificates. However, every holder of shares in the Corporation shall be entitled upon request to have a certificate evidencing the shares owned by the shareholder, signed in the name of the Corporation by the Chair of the Board, the Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary, certifying the number of shares owned by the shareholder in the Corporation. The signatures of such officers, the signature of the transfer agent and registrar, and the Seal of the Corporation may be facsimiles. In case any officer or employee who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate shall cease to be an officer or employee of the Corporation before the certificate shall have been issued and delivered by the Corporation, the certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or employee of the Corporation; and the issuance and delivery by the Corporation of any such certificate shall constitute an adoption thereof. Every certificate shall state on its face (or in the case of book-entry shares, the statements evidencing ownership of such shares shall state) the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon written request and without charge, a summary of the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series). Every certificate (or book-entry statement) shall state whether such shares have been fully paid and are non-assessable. If any such shares are not fully paid, the certificate (or book-entry statement) shall be legibly stamped to indicate the percentum which has been paid up, and as further payments are made thereon, the certificate shall be stamped (or book-entry statement updated) accordingly. Subject to the foregoing provisions, certificates representing shares in the Corporation shall be in such form as shall be approved by the Board of Directors. There shall be entered upon the stock books of the Corporation at the time of the issuance or transfer of each share the number of the certificates representing such share (if any), the name of the person owning the shares represented thereby, the class of such share and the date of the issuance or transfer thereof.
SECTION 5.1    Transfer of Shares. Transfer of shares of the Corporation shall be made on the books of the Corporation by the holder of record thereof, or by the shareholder’s attorney thereunto duly authorized in writing and filed with the Secretary of the Corporation or any of its transfer agents, and on surrender of the certificate or certificates (if any) representing such shares. The Corporation and its transfer agents and registrars, shall be entitled to treat the holder of record of any share or shares the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Indiana. Shareholders shall notify the Corporation in writing of any changes in their addresses from time to time.
SECTION 5.2    Regulations. Subject to the provisions of this Article V, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and regulation of certificates for shares or book-entry shares of the Corporation.
SECTION 5.3    Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents, one or more registrars, and one or more agents to act in the dual capacity of transfer agent and registrar with respect to the certificates representing shares and the book-entry shares of the Corporation.
SECTION 5.4    Lost or Destroyed Certificates. The holders of any shares of the Corporation shall immediately notify the Corporation or one of its transfer agents and registrars of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed upon such terms and under such regulations as may be adopted by the Board of Directors or the Secretary, and the Board of Directors or Secretary may require the owner of the lost or destroyed certificate or the owner’s legal representatives to give the Corporation a bond in such form and for such amount as the Board of Directors or Secretary may direct, and with such surety or sureties as may be satisfactory to the Board of Directors or the Secretary to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against it or any such transfer agent or registrar on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors or the Secretary, it is proper so to do.
SECTION 5.5    Redemption of Shares Acquired in Control Share Acquisitions. Any or all control shares acquired in a control share acquisition shall be subject to redemption by the Corporation, if either:
(a)No acquiring person statement has been filed with the Corporation with respect to the control share acquisition; or
(b)The control shares are not accorded full voting rights by the Corporation’s shareholders as provided in IND. CODE §23-1-42-9.
A redemption pursuant to Section 5.5(a) may be made at any time during the period ending sixty (60) days after the date of the last acquisition of control shares by the acquiring person. A redemption pursuant to Section 5.5(b) may be made at any time during the period ending two (2) years after the date of the shareholder vote with respect to the voting rights of the control shares in question. Any redemption pursuant to this Section 5.5 shall be made at the fair value of the control shares and pursuant to such procedures for the redemption as may be set forth in these Bylaws or adopted by resolution of the Board of Directors.
As used in this Section 5.5, the terms “control shares,” “control share acquisition,” “acquiring person statement” and “acquiring person” shall have the meanings ascribed to them in IND. CODE §23-1-42.
Article VI
Indemnification
SECTION 6.0    Right to Indemnification.
(a)The Corporation shall, to the fullest extent permitted by applicable law now or hereafter in effect, indemnify any person who is or was a director, officer or employee of the Corporation (“Eligible Person”) and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such Eligible Person is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (including, without limitation, any employee benefit plan) (a “Covered Entity”), against all expenses (including attorneys’ fees), judgments, fines or penalties against (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such Eligible Person in connection with such Proceeding.
(b)Notwithstanding Section 6.0(a), the Corporation shall not be obligated to indemnify an Eligible Person with respect to a Proceeding (or part thereof) commenced by such Eligible Person, except with respect to (i) a judicial adjudication or arbitration commenced by the Eligible Person under Section 6.4(e) or (f), as to which the rights to indemnification are provided pursuant Section 6.4(h), or (ii) a Proceeding (or part thereof) that was authorized or consented to by the Board of Directors of the Corporation.
(c)In the event a Proceeding arises out of an Eligible Person’s service to a Covered Entity, the indemnification provided by the Corporation under this Article shall be secondary to and not pari passu with any indemnification provided by the Covered Entity. However, the Corporation may provide indemnification to the Eligible Person in the first instance, in which case the Corporation shall be subrogated to the extent of such payment to the rights of the Eligible Person with respect to the indemnification provided by the Covered Entity and any insurance coverage maintained by the Covered Entity on behalf of the Eligible Person.
(d)Any right of an Eligible Person to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, advancement of any expenses incurred by the Eligible Person in connection with such Proceeding in accordance with Section 6.3.
SECTION 6.1    Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any Eligible Person against any expense, judgments, fines and amounts paid in settlement as specified in Section 6.0 or incurred by any Eligible Person in connection with any Proceeding referred to in such section, to the fullest extent permitted by applicable law now or hereafter in effect. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation or any director, officer, employee, fiduciary or agent of any Covered Entity supplemental to or in furtherance of the provisions of this Article and may create a trust fund or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification and advancement of expenses as provided in this Article.
SECTION 6.2    Non-Exclusive Rights; Applicability to Certain Proceedings. The rights provided in this Article shall not be exclusive of any other rights to which any Eligible Person may otherwise be entitled, and the provisions of this Article shall inure to the benefit of the heirs and legal representatives of any Eligible Person and shall be applicable to Proceedings commenced or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption.
SECTION 6.3    Advancement of Expenses.
(a)Except as provided under Sections 6.3(b) and (c) below, all reasonable expenses incurred by or on behalf of an Eligible Person in connection with any Proceeding shall be advanced to the Eligible Person by the Corporation within sixty (60) days after the receipt by the Corporation of a statement or statements from the Eligible Person complying with this Section and Section 6.4 requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, unless a determination has been made pursuant to Section 6.4 that such Eligible Person is not entitled to indemnification. Any such statement or statements shall reasonably evidence the expenses incurred by the Eligible Person and shall include (i) a written representation that, in connection with the matters giving rise to the Proceeding, the Eligible Person was acting in good faith and in what the Eligible Person believed to be the best interests of the Corporation or at least not opposed to the best interests of the Corporation, and (ii) a written affirmation or undertaking to repay advances if it is ultimately determined that the Eligible Person is not entitled to indemnification under this Article.
(b)Notwithstanding Section 6.3(a), advancement of expenses shall not be mandatory, but shall be permissive at the discretion of the Corporation, for expenses incurred after the Eligible Person’s conviction by a trial court of competent jurisdiction of, or plea of guilty or nolo contendere or its equivalent to, a crime arising from the circumstances giving rise to the Proceeding.
(c)Notwithstanding Section 6.3(a), advancement of expenses shall not be mandatory, but shall be permissive at the discretion of the Corporation, for expenses incurred by or on behalf of Eligible Persons for judicial adjudications or arbitrations under Section 6.4(e) or (f), except that advancement of such expenses shall be mandatory for judicial adjudications or arbitrations brought after a Change in Control in connection with expenses relating to underlying Proceedings arising from actions or failures to act prior to the Change in Control, provided the Eligible Person complies with the requirements of Section 6.3(a).
SECTION 6.4    Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to and the right to indemnification and advancement of expenses under this Article.
(a)To obtain indemnification under this Article, an Eligible Person shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Eligible Person and reasonably necessary to determine whether and to what extent the Eligible Person is entitled to indemnification (the “Supporting Documentation”). The determination of the Eligible Person’s entitlement to indemnification shall be made not later than sixty (60) days after receipt by the Corporation of the written request together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such request, advise the Board in writing of the Eligible Person’s request.
(b)An Eligible Person’s entitlement to indemnification under this Article shall be determined in one of the following methods, such method to be selected by the Board of Directors, regardless of whether there are any Disinterested Directors (as hereinafter defined): (i) by a majority vote of the Disinterested Directors, if they constitute a quorum of the Board; (ii) by a written opinion of Special Counsel (as hereinafter defined) if (A) a Change in Control shall have occurred and the Eligible Person so requests or (B) a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (iii) by the shareholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board, presents the issue of entitlement to the shareholders for their determination); or (iv) as provided in subsection (d).
(c)In the event the determination of entitlement is to be made by Special Counsel, a majority of the Disinterested Directors shall select the Special Counsel, but only Special Counsel to which the Eligible Person does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Eligible Person shall select such Special Counsel, but only Special Counsel to which a majority of the Disinterested Directors does not reasonably object.
(d)Except as otherwise expressly provided in this Article, if a Change in Control shall have occurred, the Eligible Person shall be presumed to be entitled to indemnification (with respect to actions or failures to act occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with subsection (a), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under subsection (c) to determine entitlement shall not have been appointed or shall not have made a determination within sixty (60) days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Eligible Person shall be deemed to be, and shall be, entitled to indemnification and advancement of expenses unless (i) the Eligible Person misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (ii) such indemnification is prohibited by law. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of an Eligible Person to indemnification or create a presumption that the Eligible Person did not act in good faith and in a manner which the Eligible Person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, that the Eligible Person had reasonable cause to believe that such Eligible Person’s conduct was unlawful.
(e)In the event that a determination is made that the Eligible Person is not entitled to indemnification (i) the Eligible Person shall be entitled to seek an adjudication of such Eligible Person’s entitlement to such indemnification either, at the Eligible Person’s sole option, in (A) an appropriate court of the state of Indiana or any other court of competent jurisdiction or (B) an arbitration to be conducted in Indianapolis, Indiana, by a single arbitrator pursuant to the rules of the American Arbitration Association; (ii) in any such judicial proceeding or arbitration the Eligible Person shall not be prejudiced by reason of the prior determination pursuant to this Section 6.4; and (iii) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration the Corporation shall have the burden of proving that the Eligible Person is not entitled to indemnification but only with respect to actions or failures to act occurring prior to such Change in Control.
(f)If a determination shall have been made or deemed to have been made that the Eligible Person is entitled to indemnification, the Corporation shall be obligated to pay the amounts incurred by the Eligible Person within ten (10) days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (i) the Eligible Person misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (ii) such indemnification is prohibited by law. In the event that (A) any advancement of expenses is not timely made pursuant to Section 6.3 or (B) payment of indemnification is not made within ten (10) days after a determination of entitlement to indemnification has been made, the Eligible Person shall be entitled to seek judicial enforcement of the Corporation’s obligation, to pay to the Eligible Person such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Indiana or any other court of competent jurisdiction, contesting the right of the Eligible Person to receive indemnification hereunder due to the occurrence of an event described in clause (i) or (ii) of this subsection (f) (a “Disqualifying Event”); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.
(g)The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6.4 that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by the provisions of this Article.
(h)In the event that the Eligible Person seeks a judicial adjudication of or an award in arbitration to enforce such Eligible Person’s rights under, or to recover damages for breach of this Article, the Eligible Person shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation, against, any expenses actually and reasonably incurred by the Eligible Person in connection with such adjudication or arbitration if the Eligible Person prevails in such adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Eligible Person is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Eligible Person in connection with such judicial adjudication or arbitration shall be prorated accordingly.
SECTION 6.5    Certain Definitions. For purposes of this Article:
(a)“Change in Control” means any of the following events: (i) the acquisition by any “person,” as that term is used in Sections 13(d) and 14(d) of the Exchange Act, other than (A) the Corporation, (B) any subsidiary of the Corporation, (C) any employee benefit plan or employee stock plan of the Corporation or a subsidiary of the

Corporation or any trustee or fiduciary with respect to any such plan when acting in that capacity, or (D) Lilly Endowment, Inc., of “beneficial ownership” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 20 percent or more of the shares of the Corporation’s capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board (or which would have such voting power but for the application of IND. CODE §§ 23-1-42-1 through 23-1-42-11) (“Voting Stock”); (ii) the first day on which less than one half of the total membership of the Board shall be Continuing Directors (as such term is defined in Article 13.(f) of the Articles of Incorporation); (iii) consummation of a merger, share exchange, or consolidation of the Corporation (a “Transaction”), other than a Transaction which would result in the Voting Stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the Voting Stock of the Corporation or such surviving entity immediately after such Transaction; or (iv) approval by the shareholders of the Corporation of a complete liquidation of the Corporation or a sale of disposition of all or substantially all the assets of the Corporation.
(b)“Disinterested Director” means a Director who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Eligible Person.
(c)“Special Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent any other party to the Proceeding giving rise to a claim for indemnification under this Article. In addition, any person who, under applicable standards of professional conduct, would have a conflict of interest in representing either the Corporation or the Eligible Person in an action to determine the Eligible Person’s rights under this Article may not act as Special Counsel.
SECTION 6.6    Indemnification of Agents. Notwithstanding any other provisions of this Article, the Corporation may, consistent with the provisions of applicable law, indemnify any person other than a director, officer or employee of the Corporation who is or was an agent of the Corporation and who is or was involved in any manner (including, without limitation, as party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reasons of the fact that such person is or was an agent of the Corporation or, at the request of the Corporation, a director, officer, partner, member, manager, employee, fiduciary or agent of a Covered Entity against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such person in connection with any such Proceeding, consistent with the provisions of applicable law.
SECTION 6.7    Effect of Amendment or Repeal. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article shall adversely affect the rights of any Eligible Person under this Article (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such Eligible Person.
SECTION 6.8    Severability. If any of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, all portions of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
Article VII
Miscellaneous
SECTION 7.0    Corporate Seal. The Seal of the Corporation shall consist of a circular disk around the circumference of which shall appear the words:
“ELI LILLY AND COMPANY, INDIANAPOLIS, INDIANA”
and across the center thereof the words:
“Established 1876 Incorporated 1901”.

SECTION 7.1    Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of the following December.
SECTION 7.2    Amendment of Bylaws. Subject to any express provision of the Indiana Business Corporation Law, these Bylaws may be adopted, repealed, altered or amended by either (a) the Board of Directors by the vote of a majority of the directors then in office, or (b) the affirmative vote of at least a majority of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock, voting together as a single class at a duly called and constituted meeting of shareholders.
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